Exhibit 16









December 11, 2002



Securities and Exchange Commission Mail Stop 11-3 450 5th Street, N.W. Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of the Form 8-K of Transnational Financial Networks, Inc. dated December 6, 2002, and agree with the statements concerning our Firm contained therein.

Yours truly,



/s/ Grant Thornton LLP